Exhibit 99.1

Apria Announces Financial Results for Fourth Quarter and Full Year 2020

Indianapolis, Indiana, March 30, 2021 — Apria, Inc. (the “Company” or “Apria”) (Nasdaq: APR), a leading provider of integrated home healthcare equipment and related services in the U.S., announced today financial results for the fourth quarter and full year ended December 31, 2020.

“We made great strides during 2020, creating significant efficiencies throughout the organization, and we closed out the year with solid financial results ahead of our expectations,” said Dan Starck, CEO of Apria. “Despite the challenges presented by the ongoing pandemic, the team worked diligently to ensure we were able to handle the increased demand for oxygen therapy and to help reduce the pressure on overburdened hospitals.”

Mr. Starck continued, “Our 2020 results reflect the ongoing efforts of the Apria team, the success of operational efficiencies, as well as unique aspects of the COVID-19 public health emergency that provided some tailwinds for Apria and the industry as a whole. Looking ahead to 2021, while there is uncertainty surrounding the duration of the COVID-19 public health emergency, we are confident in our ability to achieve our 2021 guidance. We are focused on continued operational execution, delivering growth, and leveraging our technology to drive further efficiencies. Apria is a mature organization with keen expertise in this space and we are prepared to quickly adapt to the evolving macro environment. I’m very optimistic about where this industry is headed and I believe Apria is well positioned to seize on the opportunities ahead of us.”

Fourth Quarter Financial Highlights

Comparisons are to the three months ended December 31, 2019.

•	Net revenue of $293.8 million, up 5% compared to $281.2 million

•	Net Income of $25.9 million, up 347% compared to $5.8 million

•	Adjusted EBITDA of $64.1 million, up 17% compared to $55.0 million

•	Adjusted EBITDA less Patient Equipment Capex of $35.0 million, up from $34.9 million

Full Year 2020 Financial Highlights

Comparisons are to the full year ended December 31, 2019.

•	Net revenue of $1.11 billion, up 2% compared to $1.09 billion

•	Net Income of $46.1 million, up 195% compared to $15.6 million

•	Adjusted EBITDA of $226.9 million, up 30% compared to $174.0 million

•	Adjusted EBITDA less Patient Equipment Capex of $134.2 million, up 67% compared to $80.5 million

2021 Financial Guidance

For the first quarter of 2021, Apria is currently projecting the following financial results:

•	Net revenue of $268 million to $272 million

•	Adjusted EBITDA of $45 million to $48 million

•	Adjusted EBITDA less Patient Equipment Capex of $21 million to $24 million

For the full year 2021, Apria is currently projecting the following financial results:

•	Net revenue of $1.11 billion to $1.14 billion

•	Adjusted EBITDA of $203 million to $212 million

•	Adjusted EBITDA less Patient Equipment Capex of $108 to $115 million

Conference Call

Apria will host a conference call to discuss fourth quarter and full year 2020 results on March 30, 2021 at 5:00 p.m. Eastern Time. The conference call can be accessed by dialing (833) 362-0207 for U.S. participants or (914) 987-7676 for international participants, and referencing conference ID 9153499; or via a live audio webcast that will be available online at apria.com/investor-relations. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Apria

Apria is a leading provider of integrated home healthcare equipment and related services in the United States. The Company offers a comprehensive range of products and services for in-home care and delivery across three core service lines: (1) home respiratory therapy (including home oxygen and non-invasive ventilation (“NIV”) services); (2) obstructive sleep apnea (“OSA”) treatment (including continuous positive airway pressure (“CPAP”) and bi-level positive airway pressure devices, and patient support services); and (3) negative pressure wound therapy (“NPWT”). Additionally, the Company supplies a wide range of home medical equipment and other products and services to help improve the quality of life for patients with home care needs. Our revenues are generated through fee-for-service and capitation arrangements with payors for equipment, supplies, services and other items we rent or sell to patients. Through our offerings, we also provide patients with a variety of clinical and administrative support services and related products and supplies, most of which are prescribed by a physician as part of a care plan. We are focused on being the industry’s highest-quality provider of home healthcare equipment and related services, while maintaining our commitment to being a low-cost operator. The Company serves over 2 million patients annually and offers a compelling value proposition to patients, providers and payors by allowing patients to receive necessary care and services in the comfort of their own home, while, at the same time, reducing the costs of treatment. Learn more at www.apria.com.

This press release includes certain historical consolidated financial and other data for Apria Healthcare Group LLC (formerly known as Apria Healthcare Group Inc.) (“Apria Healthcare Group”) and its subsidiaries. In connection with our initial public offering (“IPO”), we undertook certain reorganization transactions as of February 10, 2021 so that Apria, Inc. directly or indirectly owns all of the equity interests in Apria Healthcare Group and is the holding company of our business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our expectations regarding the impact of the COVID-19 public health emergency, the future performance and financial results of our business and other non-historical statements. Forward-looking statements include all statements that do not relate solely to historical or current facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the COVID-19 public health emergency, the profitability of our capitation arrangements, renegotiation or termination of our contracts, reimbursements by payors, our reliance on relatively few vendors, competition in the home healthcare industry, the inherent risk of liability in the provision of healthcare services, and reductions in Medicare and Medicaid and commercial payor reimbursement rates. Additional factors that could cause our actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of the Company’s prospectus dated February 10, 2021 filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2021, as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is expected to be filed on or about the date of this press release, which are or will be accessible on the SEC’s website at www.sec.gov.    These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Use of Non-GAAP Financial Information and Financial Guidance

This press release contains certain financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”). The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to GAAP measures.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, income taxes, and depreciation and amortization. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures, tax positions, the cost and age of tangible assets and the extent to which intangible assets are identifiable. Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our businesses either period-over-period or with other businesses. The Company uses Adjusted EBITDA as a key profitability measure to assess the performance of our businesses. We believe that Adjusted EBITDA should, therefore, be made available to securities analysts, investors and other interested parties to assist in their assessment of the performance of our businesses. Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period. This metric is useful in evaluating the financial performance of the Company as the business requires significant capital expenditures to maintain its patient equipment fleet due to asset replacement and contractual commitments. The Company believes that Adjusted EBITDA less Patient Equipment Capex should, therefore, be made available to securities analysts, investors, and other interested parties to assist in their assessment of the performance of our businesses.

Reconciliations of historical EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are included in the tables attached to this press release. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as the Company calculates these measures.

The Company’s uses of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect capital expenditure requirements for such replacements or other contractual commitments;

•	EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect changes in, or cash requirements for, our working capital needs;

•

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness; and

•

other companies, including companies in our industry, may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex measures differently, which reduces their usefulness as a comparative measure.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex exclude items that can have a significant effect on profit or loss and should, therefore, be used in conjunction with, not as substitutes for, profit or loss for the period. The Company compensates for these limitations by separately monitoring net income for the period.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, and other non-recurring (income) expense for the first quarter in 2021 and the full year 2021. As a result, reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release and in the Company’s filings with the SEC.

APRIA HEALTHCARE GROUP INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
(in thousands, except share and per share data)	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$195,197	$74,691
Accounts receivable	74,774	84,071
Inventories	6,680	6,849
Prepaid expenses and other current assets	24,003	17,344

TOTAL CURRENT ASSETS	300,654	182,955
PATIENT EQUIPMENT, less accumulated depreciation of $356,888 and $322,153 as of December 31, 2020 and December 31, 2019, respectively	223,972	232,656
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	25,419	26,436
INTANGIBLE ASSETS, NET	61,497	62,071
OPERATING LEASE RIGHT-OF-USE ASSETS	57,869	65,332
DEFERRED INCOME TAXES, NET	18,258	34,699
OTHER ASSETS	17,315	13,004

TOTAL ASSETS	$704,984	$617,153

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable	$116,886	$122,819
Accrued payroll and related taxes and benefits	55,628	48,651
Other accrued liabilities	33,513	27,834
Deferred revenue	25,821	24,860
Current portion of operating lease liabilities	23,977	24,546
Current portion of long-term debt	20,833	3,750

TOTAL CURRENT LIABILITIES	276,658	252,460
LONG-TERM DEBT, less current portion	376,389	144,034
OPERATING LEASE LIABILITIES, less current portion	35,358	40,287
LEGAL RESERVE	—	12,200
OTHER NONCURRENT LIABILITIES	42,924	33,656

TOTAL LIABILITIES	731,329	482,637
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock, $0.01 par value: 1,100,000 shares authorized; 992,719 shares issued as of December 31, 2020 and 2019	—	—
Additional paid-in capital	954,087	1,161,087
Accumulated deficit	(980,432)	(1,026,571)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(26,345)	134,516

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$704,984	$617,153

APRIA HEALTHCARE GROUP INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except share and per share data)	2020	2019	2020	2019
Net revenues:
Fee-for-service arrangements	$237,216	$225,720	$883,846	$870,344
Capitation	56,573	55,445	224,871	218,531

TOTAL NET REVENUES	293,789	281,165	1,108,717	1,088,875

Costs and expenses:
Cost of net revenues:
Product and supply costs	51,104	51,476	192,667	206,067
Patient equipment depreciation	25,479	24,798	101,319	97,386
Home respiratory therapists costs	4,034	4,716	16,882	19,560
Other	3,733	4,658	17,402	17,701

TOTAL COST OF NET REVENUES	84,350	85,648	328,270	340,714
Selling, distribution and administrative	175,189	183,200	709,299	720,746

TOTAL COSTS AND EXPENSES	259,539	268,848	1,037,569	1,061,460

OPERATING INCOME	34,250	12,317	71,148	27,415
Interest expense and other	2,261	1,767	6,308	5,112
Interest income and other	(46)	106	(498)	(1,446)

INCOME BEFORE INCOME TAXES	32,035	10,444	65,338	23,749
Income tax expense	6,164	4,662	19,199	8,127

NET INCOME	$25,871	$5,782	$46,139	$15,622

Basic and diluted earnings per share:
Net income attributable to common stockholders	$26.06	$5.82	$46.48	$15.74

Weighted average shares outstanding:
Basic and diluted	992,719	992,719	992,719	992,719

APRIA HEALTHCARE GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2020	2019
Net cash provided by operating activities	$196,713	$161,850
Net cash used in investing activities	(91,727)	(92,713)
Net cash provided by (used in) financing activities	15,520	(59,116)

Net increase in cash and cash equivalents	120,506	10,021
Cash and cash equivalents at beginning of period	74,691	64,670

Cash and cash equivalents at end of period	$195,197	$74,691

Reconciliations of Non-GAAP Financial Information

The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
Net income	$25,871	$5,782	$46,139	$15,622
Interest expense, net and other	2,214	1,873	5,810	3,666
Income tax expense	6,165	4,662	19,199	8,127
Depreciation and amortization	28,315	28,326	115,230	111,576

EBITDA	$62,565	$40,643	$186,378	$138,991
Strategic transformation initiatives:
Simplify(a)	$—	$849	$1,159	$11,775
Financial systems(b)	432	—	1,846	—
Other initiatives(c)	366	30	465	834
Stock-based compensation and other(d)	2,910	967	4,839	9,024
Legal settlements(e)	(3,634)	12,200	28,891	12,200
Offering costs(f)	1,454	320	3,280	1,148

Adjusted EBITDA	$64,093	$55,009	$226,858	$173,972

Patient Equipment Capex	(29,153)	(20,048)	(92,635)	(93,449)

Adjusted EBITDA less Patient Equipment Capex	$34,940	$34,961	$134,223	$80,523

(a)

Simplify represents one-time advisory fees and implementation costs associated with a key 2019 business transformation initiative focused on shifting to a patient-centric platform and optimizing end-to-end customer service.

(b)	Costs associated with the implementation of a new financial system.
(c)

Other initiative includes one-time third-party logistics advisory costs associated with a 24-month initiative launched in January 2018 designed to modify the branch network in order to reduce branch operating costs while maintaining or improving patient service levels, one-time costs associated with customer service initiatives, one-time costs associated with implementation of an electronic sales, service and rental agreement and one-time costs associated with developing and launching our e-commerce platform.

(d)

Stock-based compensation has historically been granted to certain of our employees in the form of profit interest units of our parent and stock appreciation rights. For time-based vesting awards, we recognize a non-cash compensation expense based on the fair value of the awards determined at the date of grant over the requisite service period. In June 2019, all outstanding performance Class B units were modified to accelerate vesting resulting in $7.0 million stock compensation expense. Other compensation includes long-term incentive compensation.

(e)

Represents the increase in the settlement amount in relation to a series of civil investigative demands from the United States Attorney’s Office for the Southern District of New York offset by a one-time unrelated $3.0 million recovery in the three months ended December 31, 2020.

(f)

Offering costs represent one-time costs relating to preparation for our IPO and accelerated implementation of new accounting standards. As the Company did not receive any proceeds from the offering, these costs were expensed as incurred in selling, distribution and administrative expenses in the consolidated statements of income.

Investor Contacts

ApriaIR@westwicke.com

Media Contacts

ApriaPR@westwicke.com